Exhibit 99.1

Mary Campbell to Retire as President of vCommerce Ventures

May 11, 2023: Mary Campbell, who leads Qurate Retail Group’s (QRG) vCommerce Ventures (vCV) team, has announced her plans to retire, stepping down from her current role at the end of May 2023. Mary will continue to lead vCV until that time and then will remain on for an additional six months in an advisory capacity. Mary is taking some much-deserved time to focus on her family and her board work.

“We thank Mary for her leadership and invaluable contributions to our company over her 30-plus year tenure,” said David Rawlinson, President and CEO of Qurate Retail, Inc. “Mary has held many critical leadership roles across merchandising, eCommerce, and broadcast including Chief Interactive Officer QVC, Chief Merchandising Officer QRG & Chief Commerce Officer QVC US and Chief Content, Digital & Platforms Officer QxH. Most recently, she applied her deep expertise in our business to stand up our vCommerce Ventures business unit as President -- focused on high growth and next generation streaming initiatives that will help to define the future of video commerce.”

Soumya Sriraman, President of Streaming, and Brian Beitler, Founder of sune and General Manager of Live Shop Ventures, LLC, will report directly into David Rawlinson as they lead their teams building new and optimized models for our business as part of Project Athens, our multi-year turnaround program. We wish Mary all the best in her retirement.